REAL ESTATE OPTION AGREEMENT
                              ----------------------------

     THIS REAL ESTATE OPTION AGREEMENT ("Agreement") is made and entered into by and between Applied Isotope Products Corporation, a Texas corporation whose address is 2600 Longhorn Blvd., Suite 105, Austin, Texas 78758 (the "Purchaser") and Terrano Realty, Inc., ("Terrano") and NW Realty, Inc., ("NW"), both Texas corporations whose addresses are 1303 Campbell Road, Houston, Texas 77055. The term "seller" as used herein shall refer to Terrano or NW, or both, as applicable.

                                   WITNESSETH:

     1. In accordance with the terms, covenants and conditions hereinafter set forth, Terrano does hereby live and grant to Purchaser for the term set forth herein the right and option to purchase the land (the "Terrano Land") described in Exhibit A attached hereto and made a part hereof for all purposes, subject to the conditions herein set forth, and NW does hereby give and grant to Purchaser for the term set forth herein the right and option to purchase the land (the "NW Land") described in Exhibit B attached hereto and made a part hereof for all purposes, subject to the conditions herein set forth. The Terrano Land described on Exhibit A hereto is divided into two tracts of land, called tract 4 and tract 7, tract 4 being hereinafter referred to as "Terrano Tract 4", and tract 7 being hereinafter referred to as "Terrano Tract 7". The NW Land described on Exhibit B attached hereto is divided into four separate tracts, being tracts 1, 6, 8 and 5, tract 1 being hereinafter called the "NW Tract 1", tract 6 being hereinafter called the "NW Tract 6", tract 8 being hereinafter called the "NW Tract 8", and tract 5 being hereinafter called the "NW Tract 5". The Terrano Land and the NW Land collectively is referred to as the "Premises", and each tract comprising the NW Land and the Terrano Land is a portion of the "Premises".

     2. Purchase Price. The purchase price for NW Tract 5 is $60,000.00 per acre of land comprising NW Tract 5. The purchase price for Terrano Tracts 4 and 7 is $65,000.00 per acre of land comprising Terrano Tracts 4 and 7. The purchase price for NW Tracts 1, 6 and 8 is $70,000.00 per acre of land comprising NW Tracts 1, 6 and 8. The purchase prices shall be payable in cash, or by good and sufficient bank cashier's check or (confirmed) wire transfer at Closing (as hereinafter defined) in U.S. Dollars.

     3. Exercise of Option. This option with respect to each Tract comprising the Premises shall be deemed effectively exercised only if written Notice of Exercise is given in such form as is reasonably calculated by the Purchaser to inform NW or Terrano, as the case may be, of such exercise and is mailed by certified mail to NW or Terrano, whichever is the applicable seller, at their address as set forth in the first paragraph hereof, on or before the expiration date of such option. Notice of such exercise which is given by mail shall be deemed effective when received by the proper recipient. Notice of Exercise must be given at least 90 days prior to Closing with respect to tile Tract or Tracts to be purchased by Purchaser. This option shall be divided into three segments; namely, NW Tract 5 being one segment, Terrano Tracts 4 and 7 being another segment; and NW Tracts 1, 6 and 8 being another segment. Terrano Tracts 4 and 7 must be purchased and closed and paid for at the same time. NW Tracts 1, 6 and 8 must be closed and purchased and paid for at the same time. Accordingly, any Notice of Exercise of this option must elect to purchase either NW Tract 5, Terrano Tracts 4 and 7, or NW Tracts 1, 6 and 8. A Notice of Exercise will not be deemed properly given if the Notice does not refer specifically to the Tract or Tracts as to which the purchase will be consummated, and the Notice must be as to either NW Tract 5, NW Tracts 1, 6 and 8, and/or Terrano Tracts 4 and 7, and the Notice of Exercise must be accompanied by a good and sufficient bank cashier's check in the amount of 10% of the applicable purchase price of the Tracts to be purchased.

     4. Closing. Closing of the first purchase hereunder must occur on or before three (3) years after the Effective Date of this Agreement, and closing of all purchases hereunder must occur on or before five (5) years after the Effective Date of this Agreement. Each date of closing hereunder is referred to as the "Closing Date". Closing shall take place at the offices of NW or Terrano, whichever is the applicable seller, unless otherwise mutually agreed in writing. Neither party need be present if written closing instructions are delivered. Title to the applicable portion of the Premises purchased shall be conveyed by one or more Special Warranty Deeds (the "Deed"). The seller shall bear the expense of an Owner's Policy of Title Insurance (the "Title Policy") to be issued at or as of Closing insuring Purchaser in the amount of the Purchase Price, and of preparation of the Deed. All other closing costs shall be paid by the party ordering the service to which such expenses pertain. The Title Policy shall be issued by a Title Company selected by the seller (the "Title Company") at or as of the Closing Date and shall insure Purchaser's title to the portion of the Premises purchased, subject to the standard printed exceptions and subject to all restrictions, easements, rights-of-way, conditions, reservations, outstanding mineral and royalty interests, laws and ordinances, matters caused by Purchaser and all matters of record or affecting the Premises, and matters which a survey or inspection would reveal. The Deed shall be made and delivered subject to any and all restrictive covenants, terms, conditions, contracts, provisions, reservations, outstanding mineral and royalty interests, easements, rights-of-way, laws and ordinances, and any other items of record, matters caused by Purchaser, and matters which a survey or inspection would reveal, pertaining to all or any portion of the Premises.

     At Closing, ad valorem taxes, maintenance fees or assessments, MUD taxes, standby fees, if any, homeowner's fees and assessments and other similar charges attributable to ownership of the Premises (the "Taxes") shall be prorated between seller and Purchaser as of the Closing Date. If the actual amounts of any of such charges are unavailable as of the Closing Date, prorations shall be made and based upon the most current information then available or, if there is none, then based upon the previous calendar year's amounts. Purchaser shall, upon Closing, assume all payment of all Taxes, including, but not limited to, Taxes becoming due because of a change in land usage or ownership, and Purchaser agrees to indemnify and hold harmless Seller from any and all claims and liability for payment thereof. All prorations shall be final. If any land not yet conveyed to Purchaser pursuant hereto is affected by any special assessment or assessments caused by and attributable to improvements made by Purchaser or others to or on any portion of the Premises or other land owned by Purchaser, Purchaser shall reimburse Seller for the amount of such special assessment or assessments paid by Seller at the time of the conveyance of such land pursuant hereto.

     At Closing, seller shall, if required by the Title Company, deliver to Purchaser a "nonforeign person" certificate as permitted by Section 1445(b)(2), Internal Revenue Code 1986, as amended.

     5. Default: In the event that seller defaults under any of the provisions of this Agreement, Purchaser shall, as its sole and exclusive remedy, have the right to only either (i) terminate this Agreement upon written notice to seller, or (ii) enforce specific performance, thereby waiving all claims against seller and accepting whatever title seller is able to convey; provided, however, if Purchaser is to enforce specific performance, then as a condition to Purchaser's right to enforce specific performance Purchaser must notify seller affirmatively in writing within five (5) days after seller's failure to comply or this remedy is waived, whereupon Purchaser's sole and exclusive remedy shall be to terminate this Agreement. Each of the following events shall constitute a default by Purchaser hereunder:

     (a) Purchaser's failure to close the purchase of either NW Tract 5, Terrano Tracts 4 and 7, or NW Tracts 1, 6 and 8, on or before three
          (3) years after the Effective Date of this Agreement;

     (b) Purchaser's failure to timely perform or observe any of the covenants or agreements set forth herein;

     (c) The filing of any petition against or by Purchaser in any court, whether or not pursuant to any statute of the United States or of any state, in any bankruptcy, reorganization, composition, extension, arrangement, or insolvency proceedings, and the adjudication thereafter of Seller as a bankrupt, or the approval of such petition by the court, or the court's assuming jurisdiction of the subject matter, or not dismissing such proceedings within ninety (90) days after the institution of the same;

     (d) The appointment, in any proceeding, of a receiver or trustee for all or any portion of the property of Purchaser, and the failure of such receivership or trusteeship to be vacated within ninety (90) days after the appointment of such receiver or trustee;

     (e)  An assignment for the benefit of creditors of Purchaser; and

     (f) The dissolution of Purchaser in accordance with the provisions of the Business Corporation Act of the State of Texas.

     In the event Purchaser defaults under any of the terms of this Agreement, seller shall have the right to terminate this Agreement upon written notice to Purchaser. In no event shall Purchaser have the right to seek money damages of any kind as a result of Seller's default under any of the terms of this Agreement. In no event shall Seller be obligated to cure or remove title or survey defects or objections.

     6. Amendments: This Agreement, once properly signed by both parties, can be modified or amended only by a written instrument, executed by authorized representatives of each of the respective parties hereto.

     7. Notice: All notices given pursuant to this Agreement, shall be served via hand delivery, or certified mail, return receipt requested and shall be addressed as follows:

     If to Purchaser:   Applied Isotope Products Corporation
                        Attn: Ira Lon Morgan
                        2600 Longhorn Blvd., Suite 105
                        Austin, Texas 78758
                        Facsimile (512) 834-2257

     If to Seller:      Terrano Realty, Inc. or NW Realty, Inc., as applicable
                        1303 Campbell Road
                        Houston, Texas 77055
                        Facsimile (713) 984-2632

Except as otherwise provided, Notices shall be deemed served as of the date of actual delivery thereof, if hand delivered or faxed or two (2) days after deposit with the U.S. Postal Service if served via certified mail.

     8. Assignment: Purchaser may not assign this Agreement without sellers' prior written consent, such consent to be given or denied in sellers' sole and absolute discretion. Seller reserves the unilateral right, exercisable in seller's sole discretion at any time prior to the Closing Date without the necessity of obtaining Purchaser's consent, to convey the Premises to an affiliate or designee of seller (a "Permitted Assignee") subject to the terms and conditions of this Agreement. In such event, the Permitted Assignee shall thereupon be responsible for performing all of seller's duties and obligations under this Agreement, and the original party designated as the seller shall thereafter be released from all duties and obligations hereunder. Purchaser agrees to close the transaction contemplated herein with the Permitted Assignee, subject to the terms and conditions of this Agreement.

     9. Purchaser's Representations, Covenants and Warranties: Purchaser hereby represents and warrants that each of the following statements are true and correct. Purchaser hereby agrees to represent and warrant that such statements are true and correct as of the Closing Date:

     (a) Purchaser has the full right, power and authority to enter into this Agreement and carry out its obligations under this Agreement;

     (b) The person or persons executing this Agreement on behalf of Purchaser are fully authorized to execute this Agreement on behalf of Purchaser;

     (c) Purchaser has made a personal on-site inspection of the Premises prior to the Purchaser's execution of this Agreement;

     (d) Seller has not entered into any agreements with Purchaser to provide or complete roads, sewers, water, gas, electric service, or any other facilities or amenities related to the Premises;

     (e) Seller has made no representations as to the provision or completion by seller or anyone else of roads, sewers, water, gas, electric service, or any other facilities or amenities related to the Premises;

     (f) To the best of Purchaser's knowledge and belief, this Agreement (1) Is not covered by the Interstate Land Sale Full Disclosure Act ("ILSFDA"); (2) qualifies for a statutory full exemption under the ILSFDA; and (3) seller is not obligated to register the Premises or provide Purchaser with a property report under the ILSFDA;

     (g) At Closing Purchaser will execute the applicable form of notice of deed restrictions, and any certificates and waivers and closing statements as the Title Company may require.

     Purchaser acknowledges that Seller is relying on the foregoing representations and warranties and, that but for the above representations and warranties, Seller would not enter into this Agreement.

     10. Survival: All representations and warranties made by Purchaser and Seller in this Agreement or in any document executed at the Closing, shall survive the Closing.

     11. Brokers: There is no broker fee or commission to be paid by seller. Purchaser hereby agrees with Tom Fouts, as Broker, to pay to said Broker six percent (6%) of the sales price of the Premises if, as and when sold and conveyed by Purchaser to a third party, said commission to be paid in cash at closing of each such sale.

     12. Effective Date: This Agreement shall become effective upon the date that the seller executes this Agreement (the "Effective Date"). The time periods specified herein for the performance by either the Purchaser or the seller as to any of the conditions specified herein, shall be calculated utilizing the Effective Date unless the context specifically requires otherwise.

     13. No Warranty: PURCHASER HEREBY EXPRESSLY ACKNOWLEDGES THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PREMISES, OR ANY OTHER MATTER AFFECTING OR RELATING TO THE HEREIN DESCRIBED PREMISES (EXCEPT ONLY THE SPECIAL WARRANTY OF TITLE TO BE CONTAINED IN THE DEED) AND THAT THE PURCHASER HAS BEEN AFFORDED AN ADEQUATE OPPORTUNITY TO INSPECT AND EVALUATE THE CONDITION OF THE PREMISES. SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PREMISES, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PREMISES FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS THEREIN OR COMPLIANCE WITH ANY APPLICABLE LAWS, RULES OR REGULATIONS; (ii) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (iii) THE COMPLIANCE OF THE PREMISES OR ITS OPERATION WITH ANY LAWS,

ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY. PURCHASER HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE, AND PURCHASER AGREES TO ACCEPT THE PREMISES "AS IS" AND "WHERE IS" AND "WITH ALL FAULTS" AND WITHOUT WARRANTY, EITHER EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, THE MERCHANTABILITY OF THE PREMISES OR OF ITS FITNESS FOR ANY PARTICULAR USE OR PURPOSE, OR OTHERWISE. PURCHASER AGREES THAT THE FOREGOING DISCLAIMER MAY EITHER BE INSERTED IN THE DEED TO BE DELIVERED AT CLOSING OR, ALTERNATIVELY, IN A CERTIFICATE DATED AS OF CLOSING REFLECTING THE FOREGOING TO BE EXECUTED BY THE PARTIES AT CLOSING. THE FOREGOING SHALL NOT AFFECT THE SPECIAL WARRANTY OF TITLE TO BE CONTAINED IN THE DEED TO BE DELIVERED AT CLOSING.

     PURCHASER IS PURCHASING THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS. PURCHASER OR ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES SELLER, ITS SUCCESSORS, EXECUTORS AND REPRESENTATIVES, FROM ANY AND ALL CLAIMS THAT PURCHASER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER, ITS SUCCESSORS, EXECUTORS OR REPRESENTATIVES, FOR ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY DEFECTS, ERRORS OMISSIONS, OR OTHER CONDITIONS AFFECTING THE SAID PREMISES, INCLUDING THOSE RESULTING FROM THE NEGLIGENCE OF SELLER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER SHALL BE A COVENANT RUNNING WITH THE PREMISES AND SHALL BE BINDING UPON PURCHASER, ITS SUCCESSORS AND ASSIGNS.

     The foregoing provisions in this paragraph 13 may be set forth in the Deed.

     14. Condemnation: In the event any portion of the Premises is taken or condemned (or voluntarily conveyed in lieu thereof) prior to Closing, seller shall give notice thereof to Purchaser and Purchaser shall elect, within five
(5) business days after such notice from seller, to either (a) terminate this Agreement, in which event neither party shall have any further rights, duties or obligations hereunder; or, (b) elect to exercise the option with respect to the Tract or Tracts affected by such taking or condemnation, subject to the other provisions and conditions of this Agreement, and promptly proceed with the Closing of such Tracts within 90 days after such exercise of the option, in which event seller shall convey to Purchaser the unaffected portions of the Tracts as to which Purchaser exercises its option, without reduction in the purchase price, and in such event, Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in and to the condemnation awards or other compensation payable to the Seller for that portion of the Premises purchased by Purchaser which has been condemned, taken or conveyed.

     15. Enforcement: Seller and Purchaser both hereby expressly agree that any action brought by either party to either enforce or interpret any of the terms, covenants and provisions hereof shall be brought in Harris County, Texas.

     16. Donation: It is the intent of Seller to donate to an institution such as University of North Texas, the tract of land described on Exhibit C attached hereto and made a part hereof for all purposes. However, Purchaser understands that there must be certain occurrences before the donation occurs, such as the City agreeing to build the parkway street with utilities, the Purchaser demonstrating financial stability to the satisfaction of the City, and Purchaser agreeing to build its 35,000 square foot building on property owned by Purchaser or its affiliate on the 20.00 acre tract of land situated between the land described on Exhibit C and NW Tract 1, and the University of North Texas receiving certain grants from the federal government, State of Texas, foundations or private donors, among other matters.

     17. Miscellaneous:

     (a) Neither this Agreement nor any memorandum thereof shall be recorded in any public records. This Agreement shall be construed under and in accordance with the laws of the State of Texas. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, that provision shall not affect any other provision hereunder. This Agreement constitutes the sole agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter of this Agreement. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural and vice versa unless the context requires otherwise. The titles used in connection with the paragraphs of this Agreement are for convenience only and should not be deemed to construe, define or limit the meaning or effect of the provisions set forth in this Agreement.

     (b) This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument in evidence of this Agreement.

     (c) If any of the parties hereto shall breach any of the terms, provisions, representations or warranties in this Agreement and it shall be necessary for the other party to employ an attorney to enforce any of the terms and provisions of this Agreement, then said defaulting party or parties shall be liable for and hereby agree to pay reasonable attorney's fees and any and all reasonable costs and expenses of enforcement incurred by the prevailing party in such litigation or expenses of enforcement. Recovery under this sub-paragraph shall be limited to the prevailing party involved in such breach.

     (d) In accordance with the requirements of Texas Real Estate License Act, Purchaser is hereby advised by Broker that it should be furnished with or obtain a policy of title insurance or have the abstract covering the Premises examined by any attorney of its own selection.

     (e)  Time is of the essence of this Agreement.

     (f) Whenever any determination is to be made or action to be taken on a date specified in this Agreement, if such date shall fall upon a Saturday, Sunday or holiday observed by federal savings banks in the State of Texas, the date for such determination or action shall be extended to the first business day immediately thereafter.

     18. WAIVER OF CONSUMER RIGHTS: PURCHASER HAS WAIVED AND RELINQUISHED ALL PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (CHAPTER 17, SUBCHAPTER E, OF THE TEXAS BUSINESS AND COMMERCE CODE), OTHER THAN
SECTION 17.555 THEREOF, IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THE FULLEST EXTENT PERMITTED BY LAW. PURCHASER REPRESENTS AND WARRANTS TO SELLER THAT: (A) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION; (B) PURCHASER IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE SALE CONTEMPLATED BY THIS AGREEMENT; AND (C) PURCHASER IS KNOWLEDGEABLE AND EXPERIENCED IN THE PURCHASE, OPERATION, OWNERSHIP, DEVELOPMENT, AND SALE OF REAL ESTATE, AND IS FULLY ABLE TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION. THIS WAIVER

SHALL EXPRESSLY SURVIVE THE CLOSING OR TERMINATION OF THE TRANSACTION CONTEMPLATED IN THIS AGREEMENT AND SHALL BE BINDING ON PURCHASER'S SUCCESSORS, ASSIGNS AND THIRD PARTIES CLAIMING THROUGH PURCHASER.

     I, THE UNDERSIGNED PURCHASER, WAIVE MY RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ, BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF MY OWN SELECTION, I VOLUNTARILY CONSENT TO THIS WAIVER.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the dates hereinbelow set forth.

                              PURCHASER:

                              APPLIED ISOTOPE PRODUCTS CORPORATION
                              a Texas corporation

                              By: /s/ Virgil L. Simmons
                              Name:  Virgil L. Simmons
                              Title: President
                              Date: 12/16/96


                              SELLER:

                              NW REALTY, INC.,
                              a Texas corporation

                              By: /s/ John M. McCormack
                              Name: John M. McCormack
                              Title:  President
                              Date: 12/13/96


                              TERRANO REALTY, INC.,
                              a Texas corporation

                              By: /s/ John M. McCormack
                              Name: John M. McCormack
                              Title:  President
                              Date:  12/13/96